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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Reliance Group Holdings, Inc. on Form S-8 relating to the Reliance Group Holdings, Inc. Employee Stock Purchase Plan of our reports dated February 26, 1996 (which express unqualified opinions and include explanatory paragraphs concerning the adoption of Statement of Financial Accounting Standards No. 109) appearing in and incorporated by reference in the Annual Report on Form 10-K of Reliance Group Holdings, Inc. for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 7, 1997